                                                                   Exhibit 10.19



                       MASTER LOAN AND SECURITY AGREEMENT

                          -----------------------------





                           DATED AS OF MARCH 16, 2000

                         ------------------------------




                               BNC MORTGAGE, INC.

                                   AS BORROWER

                                       AND

                    PAINE WEBBER REAL ESTATE SECURITIES INC.

                                    AS LENDER

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                                TABLE OF CONTENTS

                                                                                                               Page
Section 1.          Definitions and Accounting Matters............................................................1
                    1.01       Certain Defined Terms..............................................................1
                    1.02       Accounting Terms and Determinations...............................................12

Section 2.          Loans, Note and Prepayments..................................................................13
                    2.01       Loans.............................................................................13
                    2.02       Notes.............................................................................13
                    2.03       Procedure for Borrowing...........................................................13
                    2.04       Limitation on Types of Loans; Illegality..........................................15
                    2.05       Repayment of Loans; Interest......................................................15
                    2.06       Mandatory Prepayments or Pledge...................................................16

Section 3.          Payments; Computations; Etc..................................................................16
                    3.01       Payments..........................................................................16
                    3.02       Computations......................................................................17
                    3.03       Requirements of Law...............................................................17
                    3.04       Minimum Usage.....................................................................18

Section 4.          Collateral Security..........................................................................18
                    4.01       Collateral; Security Interest.....................................................18
                    4.02       Further Documentation.............................................................19
                    4.03       Changes in Locations, Name, etc...................................................19
                    4.04       Lender's Appointment as Attorney-in-Fact..........................................19
                    4.05       Performance by Lender of Borrower's Obligations...................................20
                    4.06       Proceeds..........................................................................21
                    4.07       Remedies..........................................................................21
                    4.08       Limitation on Duties Regarding Preservation of Collateral.........................22
                    4.09       Powers Coupled with an Interest...................................................22
                    4.10       Release of Security Interest......................................................22

Section 5.          Conditions Precedent.........................................................................23
                    5.01       Initial Loan......................................................................23
                    5.02       Initial and Subsequent Loans......................................................24

Section 6.          Representations and Warranties...............................................................25
                    6.01       Existence.........................................................................25
                    6.02       Financial Condition...............................................................26
                    6.03       Litigation........................................................................26
                    6.04       No Breach.........................................................................27
                    6.05       Action............................................................................27
                    6.06       Approvals.........................................................................27
                    6.07       Margin Regulations................................................................27
                    6.08       Taxes.............................................................................27
                    6.09       Investment Company Act............................................................28
                    6.10       Collateral; Collateral Security...................................................28

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
                    6.11       Chief Executive Office............................................................28
                    6.12       Location of Books and Records.....................................................28
                    6.13       [Reserved.].......................................................................28
                    6.14       True and Complete Disclosure......................................................28
                    6.15       Tangible Net Worth................................................................29
                    6.16       ERISA.............................................................................29

Section 7.          Covenants of the Borrower....................................................................29
                    7.01       Financial Statements..............................................................29
                    7.02       Litigation........................................................................31
                    7.03       Existence, etc....................................................................31
                    7.04       Prohibition of Fundamental Changes................................................32
                    7.05       Borrowing Base Deficiency.........................................................32
                    7.06       Notices...........................................................................32
                    7.07       [Reserved]........................................................................33
                    7.08       Reports...........................................................................33
                    7.09       Underwriting Guidelines...........................................................33
                    7.10       Transactions with Affiliates......................................................33
                    7.11       Limitation on Indebtedness........................................................33
                    7.12       Limitation on Liens...............................................................34
                    7.13       Limitation on Guarantees..........................................................34
                    7.14       Limitation on Distributions.......................................................34
                    7.15       Maintenance of Tangible Net Worth.................................................34
                    7.16       Maintenance of Ratio of Total Indebtedness to Tangible Net Worth..................34
                    7.17       Maintenance of Profitability......................................................34
                    7.18       Servicer; Servicing Tape..........................................................34
                    7.19       Required Filings..................................................................35
                    7.20       No Adverse Selection..............................................................35
                    7.21       Maintenance of Liquidity..........................................................35
                    7.22       Remittance of Prepayments.........................................................35
                    7.23       Other Information.................................................................35
                    7.24       Collection Account................................................................35
                    7.25       Computer Systems..................................................................35

Section 8.          Events of Default............................................................................35

Section 9.          Remedies Upon Default........................................................................37

Section 10.         No Duty of Lender............................................................................38

Section 11.         Miscellaneous................................................................................38
                    11.01      Waiver............................................................................38
                    11.02      Notices...........................................................................38
                    11.03      Indemnification and Expenses......................................................39
                    11.04      Amendments........................................................................40
                    11.05      Successors and Assigns............................................................40
                    11.06      Survival..........................................................................40
                    11.07      Captions..........................................................................40

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
                    11.08      Counterparts......................................................................40
                    11.09      Loan Agreement Constitutes Security Agreement; Governing Law......................40
                    11.10      Submission to Jurisdiction; Waivers...............................................40
                    11.11      Waiver of Jury Trial..............................................................41
                    11.12      Acknowledgments...................................................................41
                    11.13      Hypothecation or Pledge of Loans..................................................41
                    11.14      Servicing.........................................................................41
                    11.15      Periodic Due Diligence Review.....................................................43
                    11.16      Set-Off...........................................................................43
                    11.17      Intent............................................................................43
                    11.18      Confidential Information..........................................................43


                                    SCHEDULES
         SCHEDULE 1          Representations and Warranties for Eligible Mortgage Loans
         SCHEDULE 2          Filing Jurisdictions and Offices
         SCHEDULE 3          Information to be Provided With Respect to Each Eligible Mortgage Loan
         SCHEDULE 4          Applicable Margins
         SCHEDULE 5          Litigation

                                    EXHIBITS

         EXHIBIT A           Form of Promissory Note
         EXHIBIT B           Form of Custodial Agreement
         EXHIBIT C           Form of Opinion of Counsel to Borrower

         EXHIBIT D           Form of Notice of Request for Borrowing and Pledge
         EXHIBIT E-1         Form of Borrower's Release Letter
         EXHIBIT E-2         Form of Warehouse Lender's Release Letter
         EXHIBIT E-3         Form of Re-warehouse Lender's Release Letter
         EXHIBIT F           Reserved
         EXHIBIT G           Form of Blocked Account Agreement
         EXHIBIT H           Form of  Servicer Notice
         EXHIBIT I           Form of Mortgage Note
         EXHIBIT J           Underwriting Guidelines
         EXHIBIT K           Approved Escrow Agents
         EXHIBIT L           Form of Escrow Instruction Letter

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
                       MASTER LOAN AND SECURITY AGREEMENT

                  MASTER LOAN AND SECURITY AGREEMENT, dated as of March 16, 2000 (the "Loan Agreement"), between BNC MORTGAGE, INC., a Delaware corporation, (the "Borrower"), and PAINE WEBBER REAL ESTATE SECURITIES INC., a Delaware corporation (the "Lender").

                                    RECITALS

                  The Borrower has requested that the Lender from time to time make, at the Lender's sole discretion, revolving credit loans to it to finance certain residential mortgage loans owned by the Borrower. The Lender is prepared to consider making such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows.

                  Section 1. Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Adjusted Net Worth" shall mean, with respect to the Borrower at a particular date, the Consolidated Net Worth of the Borrower, minus no more than 100% of the following amounts: (a) advances or loans to shareholders, officers or Affiliates of the Borrower; (b) investments in Affiliates of the Borrower which are not consolidated with the Borrower; (c) without duplication, assets pledged to secure any liabilities not included in the Indebtedness of the Borrower; (d) goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets; (e) patents, trademarks, copyrights; (f) leasehold improvements not recoverable at the expiration of a lease; (g) deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and experimental and development expenses, but excluding prepaid expenses); (h) other investments which do not have a readily available market value; (i) real estate owned (REO) or loans repurchased by the Borrower due to breaches of representations or warranties under other lending or purchase agreements; (j) capitalized mortgage servicing rights; (k) such other assets which would be deemed by HUD not to be acceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in the "Audit Guide for Audit of Approved Non-Supervised Mortgagees"; and (l) other assets deemed unacceptable by the Lender in its sole reasonable discretion; plus value given for the Borrower's servicing portfolios at a market multiple deemed reasonable by the Lender.

                  "Affiliate" shall mean with respect to any Person, any "affiliate" of such Person as such term is defined in the Bankruptcy Code in effect from time to time.

                  "Applicable Collateral Percentage" shall mean, with respect to any Eligible Mortgage Loan, a percentage to be determined by the Lender in its sole discretion. The Applicable Collateral Percentage shall be deemed to be zero with respect to (1) each Eligible Mortgage Loan which is a Wet-Ink Mortgage Loan for which the Custodian has failed to receive the related Mortgage Loan Documents by the seventh (7th) Business Day following the applicable Funding Date (2) which is an Eligible Mortgage Loan which remains pledged to the Lender hereunder for more than 180 days after the first Funding Date therefor, (3) any Mortgage Loan which ceases to be an Eligible Mortgage Loan or (4) any Delinquent Mortgage Loan.

                  "Applicable Margin" shall mean with respect to any Eligible Mortgage Loans, a percentage to be determined by the Lender in its sole discretion generally in accordance with the percentages set forth on Schedule 4 hereto.

                  "Assignment of Mortgage" shall mean, with respect to any mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related mortgaged property is located to reflect the assignment and pledge of the mortgage.

                  "Bank United Financing Documents" shall mean (i) the Warehousing Credit and Security Agreement (Single Family Mortgage Loans), dated as of February 2, 1999, between BNC Mortgage, Inc. and Bank United, as amended by the First Amendment to Warehouse Credit and Security Agreement, dated November 1, 1999, by and between BNC Mortgage, Inc. and Mortgage Logic.com and Bank United (collectively, the "Bank United Loan Agreement"), and (ii) all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by the Lender, provided, that in no event shall broker-dealers or their Affiliates be acceptable financial institutions.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

                  "Blocked Account Agreement" shall mean an agreement between the Servicer, the Borrower, the Bank and the Lender, substantially in the form of Exhibit G hereto, as the same may be amended, supplemented or otherwise modified from time to time, in which the Servicer acknowledges the Lender's lien on the Collection Account, and agrees that, in the event that it receives notice that an Event of Default hereunder has occurred and until such notice is rescinded by the Lender, the Servicer shall only withdraw funds from the Collection Account on instruction from the Lender, and which constitutes notice pursuant to Section 9302 of the California Commercial Code of the Lender's security interest in the Collection Account, which notice is intended to satisfy the requirements of such section.

                  "Blocked Account Request Date" shall have the meaning provided in Section 7.24 hereof.

                  "Blocked Collection Account" shall mean the collection account established pursuant to the last sentence of Section 7.24 hereof.

                  "Borrower" shall have the meaning provided in the heading hereof.

                  "Borrowing Base" shall mean the aggregate Collateral Value of all Eligible Mortgage Loans.

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                  "Borrowing Base Deficiency" shall have the meaning provided in
Section 2.06 hereof.

                  "Breakage Fee" shall mean an amount equal to the sum of (a) the interest accrued on an "actual/360" basis, on the principal balance of any Loan (or portion thereof) prepaid, for the period commencing on the date such Loan is prepaid through the earlier to occur of the next Monthly Payment Date or the related Maturity Date immediately following the date of such prepayment, at a rate equal to the Eurodollar Rate plus the Applicable Margin, plus (b) with respect to any voluntary prepayment, interest accrued on an "actual/360" basis, on the principal balance of any Loan (or portion thereof) prepaid, for the period commencing on the date such Loan is prepaid through the earlier to occur of the next Monthly Payment Date or the related Maturity Date immediately following the date of such prepayment, at a rate equal to the excess, if any of:
(1) the rate of the Eurodollar Rate plus the Applicable Margin, determined as of the first day of the Interest Period during which such prepayment occurred and
(2) the rate of the Eurodollar Rate plus the Applicable Margin as of the date such Loan is prepaid, and (c) in any case, all reasonable actual losses, expenses and liabilities that arise from prepayment of such Loan, including without limitation, any actual loss and expense on liabilities incurred by reason of liquidating or reemployment of deposits or other funds required by us to fund your Loan.

                  "Business Day" shall mean any day other than (i) a Saturday or Sunday or other day on which banks located in the City of New York or the city of the office of the Custodian are authorized or obligated by law or executive order to be closed or (ii) a day on which Lender is closed for business.

                  "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $5,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or
(g) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Certification Report" shall have the meaning assigned thereto in the Custodial Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall have the meaning provided in Section 4.01(b) hereof.

                  "Collateral Value" shall mean, with respect to each Eligible Mortgage Loan, the lesser of (a) the Applicable Collateral Percentage of the Market Value of such Eligible Mortgage Loan, and (b) the Applicable Collateral Percentage of the principal balance of such Eligible Mortgage Loan, provided, that, the following additional limitations on Collateral Value apply:

                  (i) the aggregate Collateral Value of Eligible Mortgage Loans that are Wet-Ink Mortgage Loans may not exceed $25,000,000;

                  (ii) the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan (1) in respect of which there is a breach of a representation and warranty set forth on Schedule 1 (assuming each representation and warranty is made as of the date Collateral Value is determined), as applicable, (2) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of 29 days (without regard to any applicable grace periods), (3) which remains pledged to the Lender hereunder later than 180 days after the date on which it is first included in the Collateral or (4) has been released from the possession of the Custodian under the Custodial Agreement to the Borrower for a period in excess of 10 days, or (5) which exceed the limitations on Collateral Value set forth in (i) above;

                  (iii) notwithstanding the limitations set forth in (i) above, the Lender and Borrower may by mutual agreement exceed the limitations set forth in (i).

                  "Collection Account" shall mean one or more accounts established by the Servicer subject to a security interest in favor of the Lender and, after the Blocked Account Request Date, shall be the Blocked Collection Account, into which all Collections shall be deposited by the Servicer.

                  "Collections" shall mean, collectively, all collections and proceeds on or in respect of the Eligible Mortgage Loans pledged to the Lender hereunder, excluding collections required to be paid to the Servicer or a mortgagor on the Eligible Mortgage Loans.

                  "Consolidated Net Worth" shall mean all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Borrower in accordance with GAAP as at such date.

                  "Custodial Agreement" shall mean the Custodial Agreement, dated as of the date hereof, among the Borrower, the Custodian and the Lender, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

                  "Custodial Mortgage Loan Schedule" shall mean the schedule of Mortgage Loans annotated with the Mortgage Loan Approval Code prepared by the Custodian pursuant to the Custodial Agreement.

                  "Custodian" shall mean Bankers Trust Company, as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

                  "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "Delinquent Mortgage Loan" shall mean a Mortgage Loan which is more than 29 days delinquent (without regard to any applicable grace period).

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Due Diligence Review" shall mean the performance by the Lender of any or all of the reviews permitted under Section 11.15 hereof with respect to any or all of the Eligible Mortgage Loans, as desired by the Lender from time to time.

                  "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

                  "Eligible Mortgage Loan" shall mean a Mortgage Loan, including a Wet-Ink Mortgage Loan, which is secured by a first or second mortgage lien on a one-to-four family residential property, an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which has been originated and serviced in accordance with the Underwriting Guidelines as to which the representations and warranties in Section 6.10 and Schedule 1 hereof are correct.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

                  "Escrow Agent" shall mean, with respect to any Loan, any entity set forth on Exhibit K hereto, which has been approved by Lender in its sole discretion or any other entity approved by the Lender in its sole discretion.

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
                  "Escrow Instruction Letter" shall mean the Escrow Instruction Letter from the Borrower to the Escrow Agent, in the form of Exhibit L hereto as the same may be modified, supplemented and in effect from time to time.

                  "Eurodollar Rate" shall mean, with respect to each Interest Period a Loan is outstanding, the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR on the first day of such Interest Period, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 9:00 A.M., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Loans are then being conducted for delivery on such day for a period of 30 days and in an amount comparable to the amount of the Loans to be outstanding on such day. The Eurodollar Rate shall be reset by the Lender as described above and the Lender's determination of Eurodollar Rate shall be conclusive upon the parties absent manifest error on the part of the Lender.

                  "Event of Default" shall have the meaning provided in Section 8 hereof.

                  "Existing Financing Documents" shall mean the RFC Financing Documents and the Bank United Financing Documents.

                  "Federal Funds Rate" shall mean, for any day, the rate for federal fund transactions as used among members of the Federal Reserve System arranged by federal funds brokers, as appearing at Page 5 of the Telerate Screen as of the opening of business on such Business Day, or if such rate is not published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

                  "Funding Date" shall mean the date on which a Loan is made hereunder; provided that in no event shall there be more than two (2) Funding Dates in any calendar week.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower, any of its Subsidiaries or any of its properties.

                  "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or
(ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by the Lender. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

                  "HUD" shall mean the Department of Housing and Urban Development, or any successor thereto.

                  "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

                  "Interest Period" shall mean, with respect to any Loan, (i) initially, the period commencing on the Funding Date with respect to such Loan and ending on the earlier of the related Maturity Date or the second Business Day of the next succeeding month, and (ii) thereafter, each period commencing on the second Business Day of a month and ending on the earlier of the related Maturity Date or the second Business Day of the next succeeding month.

                  "Interest Rate Protection Agreement" shall mean, with respect to any or all of the Eligible Mortgage Loans, any short sale of US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by the Borrower, and acceptable to the Lender.

                  "Lender" shall have the meaning provided in the heading hereto.

                  "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

                  "Loan" shall have the meaning provided in Section 2.01(a) hereof.

                  "Loan Agreement" shall mean this Master Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Loan Documents" shall mean, collectively, this Loan Agreement, the Note, the Custodial Agreement, and the Blocked Account Agreement.

                  "Market Value" shall mean, as of any date in respect of an Eligible Mortgage Loan, the price at which such Eligible Mortgage Loan could readily be sold as determined in the Lender's sole discretion, which price may be determined to be zero. The Lender's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of the Lender.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of the Borrower, (b) the ability of the Borrower to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents or the security interest of the Lender created thereby, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or (f) the Collateral.

                  "Maturity Date" shall mean such date as is determined by the Lender in its sole discretion, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

                  "Maximum Credit" shall mean initially $150,000,000 and thereafter an amount notified by the Lender to the Borrower from time to time (and reflected in an endorsement to the Note) as the Maximum Credit, taking into account the Adjusted Net Worth of the Borrower but determined by the Lender in its sole discretion.

                  "Monthly Payment Date" shall mean the second (2nd) Business
Day.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Mortgage" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on the fee in real property securing the Mortgage Note.

                  "Mortgage File" shall have the meaning assigned thereto in the Custodial Agreement.

                  "Mortgage Loan" shall mean a mortgage loan acquired from a Qualified Originator with either an "A", "A-" or "B/C" credit history which is underwritten in accordance with the Underwriting Guidelines, which the Custodian has been instructed to hold for the Lender pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage.

                  "Mortgage Loan Approval Code" shall have the meaning assigned thereto in the Custodial Agreement.

                  "Mortgage Loan Documents" shall mean, with respect to an Eligible Mortgage Loan, the documents comprising the Mortgage File for such Eligible Mortgage Loan.

                  "Mortgage Loan Schedule" shall mean a list of Eligible Mortgage Loans to be pledged pursuant to this Loan Agreement and provided in electronic format, setting forth, as to each Eligible Mortgage Loan, the applicable information for each field listed on Schedule 3 hereto.

                  "Mortgage Loan Tape" shall mean a computer-readable file containing information with respect to each Eligible Mortgage Loan, to be delivered by the Borrower to the Lender pursuant to Section 2.03(a) hereof which tape fields are identified on Annex I to the Custodial Agreement.

                  "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to an Eligible Mortgage Loan.

                  "Mortgaged Property" shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

                  "Mortgagor" shall mean the obligor on a Mortgage Note.

                  "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

                  "Net Income" shall mean, for any period, the net income of the Borrower for such period as determined in accordance with GAAP.

                  "1934 Act" shall mean the Securities and Exchange Act of 1934, as amended.

                  "Note" shall have the meaning provided for by Section 2.02(a) hereof.

                  "Notice of Request for Borrowing" shall have the meaning assigned thereto in Section 2.03 hereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Pledged Mortgage Loans" shall have the meaning provided in
Section 4.01(b) hereof.

                  "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2.00% per annum plus the Prime Rate.

                  "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the base rate or average of at least 75% of the nation's 30 largest banks in the Money Rates section of The Wall Street Journal.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Qualified Originator" shall mean an originator of Eligible Mortgage Loans reasonably acceptable to the Lender.

                  "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Request for Certification" shall have the meaning assigned thereto in the Custodial Agreement.

                  "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" shall mean, as to any Person, the president, the vice president, the controller, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

                  "RFC Financing Documents" shall mean (i) the Warehousing Credit and Security Agreement (Single Family Mortgage Loans), dated as of March 1, 1999, between BNC Mortgage, Inc., Mortgage Logic.com, Inc. and Residential Funding Corporation, as amended by the First Amendment to Warehousing Credit and Security Agreement, dated as of August 26, 1999, by and between BNC Mortgage, Inc., Mortgage Logic.com, Inc. and Residential Funding Corporation, as amended by the Second Amendment to Warehousing Credit and Security Agreement, dated as of February 29, 2000, by and between BNC Mortgage, Inc., Mortgage Logic.com, Inc. and Residential Funding Corporation (collectively, the "RFC Loan Agreement") and (ii) all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by the Lender, provided, that in no event shall broker-dealers or their Affiliates be acceptable financial institutions.

                  "S&P" shall mean Standard and Poor's Ratings Services, a division of McGraw-Hill Companies.

                  "Secured Obligations" shall have the meaning provided in
Section 4.01(c) hereof.

                  "Servicer" shall have the meaning provided in Section 11.14(c) hereof.

                  "Servicing Agreement" shall have the meaning provided in
Section 11.14(c) hereof.

                  "Servicing Records" shall have the meaning provided in Section 11.14(b) hereof.

                  "Servicing Rights" shall mean any and all of the following:
(a) any and all rights to service the Pledged Mortgage Loans; (b) any payments to or monies received by any Borrower for servicing the Pledged Mortgage Loans;
(c) any late fees, penalties or similar payments with respect to the Pledged Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of any Borrower thereunder; (e) escrow payments or other similar payments with respect to the Pledged Mortgage Loans and any amounts actually collected by any Borrower with respect thereto; and (f) all accounts and other rights to payment related to any of the property described herein.

                  "Submission Package" shall have the meaning assigned thereto in the Custodial Agreement.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "System" shall mean all hardware or software, or any system consisting of one or more thereof, including, without limitation, any and all enhancements, upgrades, customizations, modifications, maintenance and the like utilized by any Person for the benefit of such Person to perform its obligations and to administer and track, store, process, provide, and where appropriate, insert, true and accurate dates and calculations for dates and spans with respect to the Mortgage Loans.

                  "Tangible Net Worth" shall mean, as of a particular date,

                  (i) all amounts which would be included under capital on a balance sheet of the Borrower at such date, determined in accordance with GAAP, less

                  (ii) amounts owing to the Borrower from Affiliates, and

                  (iii) intangible assets.

                  "Test Period" shall have the meaning provided in Section 7.17 hereof.

                  Texas Home Equity Loan: An extension of credit described by
Section 50(a)(6), Article XVI of the Texas Constitution.

                  "Total Indebtedness" shall mean, for any period, the aggregate Indebtedness of the Borrower during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP.

                  "Underwriting Guidelines" shall mean underwriting guidelines of the Borrower attached hereto as Exhibit J, as may be amended from time to time only with the consent of the Lender, at the Lender's sole discretion.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  "Wet-Ink Mortgage Loan" shall mean an Eligible Mortgage Loan which is pledged to the Lender simultaneously with the origination thereof by the Qualified Originator, which origination is in accordance with the Underwriting Guidelines and is funded in part or in whole with proceeds of a Loan advanced directly to an Escrow Agent and held in escrow pursuant to the Escrow Instruction Letter.

                   "Year 2000 Compliant" shall mean the ability of a System to continue its normal functions following January 1, 2000 and the ability of such System to support its continued normal usage such that neither the performance nor the correct functioning of such System will be affected by the passing into the year 2000.

                  1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

                  Section 2. Loans, Note and Prepayments.

                  2.01 Loans.

                 (a) Subject to fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, the Lender agrees to consider from time to time the Borrower's requests that the Lender make, on the terms and conditions of this Loan Agreement, loans to the Borrower in Dollars secured by Eligible Mortgage Loans, from and including the Effective Date to and including the termination of this Loan Agreement in an aggregate principal amount at any one time outstanding not exceeding the lesser of (i) the Maximum Credit at such time, and (ii) the Borrowing Base at such time. This Loan Agreement is not a commitment to lend but rather sets forth the procedures to be used in connection with periodic requests for Loans. The Borrower hereby acknowledges that the Lender is under no obligation to agree to make, or to make, any Loan pursuant to this Loan Agreement.

                  (b) Subject to the terms and conditions of this Loan Agreement, during such period the Borrower may borrow, repay and reborrow hereunder.

                  (c) In no event shall a Loan be made when any Default or Event of Default has occurred and is continuing.

                  2.02 Notes.

                  (a) The Loans made by the Lender shall be evidenced by a single promissory note executed by the Borrower substantially in the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the aggregate amount of the Loans made pursuant to this Loan Agreement as originally in effect and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

                  (b) The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Loans.

                  2.03 Procedure for Borrowing.

                  (a) The Borrower may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to and including the termination of this Loan Agreement, by delivering to the Lender, with a copy to the Custodian, a written request for borrowing, substantially in the form of Exhibit D attached hereto (the "Notice of Request for Borrowing"), which request must be received by the Lender prior to 6:00 p.m., New York City time, two (2) Business Days prior to the requested Funding Date for any Eligible Mortgage Loans. Such request for borrowing shall (i) attach a schedule identifying the Eligible Mortgage

Loans which are not Wet-Ink Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, (ii) specify the requested Funding Date, (iii) include a Mortgage Loan Tape containing information with respect to the Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, (iv) certify as to the truth and accuracy of the representations and warranties made hereunder as required by
Section 5.02(b) hereof and (v) attach a Request for Certification (as defined in the Custodial Agreement).

Upon the Borrower's request for a borrowing pursuant to Section 2.03(a), the Lender may at its sole option, assuming all conditions precedent set forth in
Section 5.01 and 5.02 have been met and provided no Default shall have occurred and be continuing, make a Loan to the Borrower on the requested Funding Date in the amount so requested.

                  (b) The Borrower shall release to the Custodian, in the case of any Eligible Mortgage Loan which is not a Wet-Ink Mortgage Loan, no later than 11:00 a.m., New York City time, on such Funding Date, the applicable Submission Package pertaining to each such Eligible Mortgage Loan to be pledged to the Lender and included in the Borrowing Base on such requested Funding Date, in accordance with the terms and conditions hereof and of the Custodial Agreement. With respect to each Wet-Ink Mortgage Loan pledged to the Lender and included in the Borrowing Base on a requested Funding Date:

                  (i) The Borrower shall deliver the applicable Submission Package related to all Wet-Ink Mortgage Loans to be included in the Borrowing Base on such requested Funding Date and the original Escrow Instruction Letter to the Custodian, for receipt by the Custodian no later than 11.00 a.m., New York City time, five (5) Business Days following the Funding Date; and

                  (ii) the Borrower shall cause the Escrow Agent to send the Lender a facsimile of the associated executed Escrow Instruction Letter on each Funding Date.

                  (c) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Lender and the Borrower, no later than 5:30 p.m., New York City time, on a Funding Date (and with respect to each Wet-Ink Mortgage Loan, on the Business Day of receipt of the applicable Submission Package), a Trust Receipt (as defined in the Custodial Agreement) in respect of all Eligible Mortgage Loans pledged to the Lender on such Funding Date, attaching a Custodial Mortgage Loan Schedule. Subject to Sections 2.01 and 5 hereof, such borrowing will then be made available to the Borrower by the Lender transferring, via wire transfer, to the account specified by the Borrower in accordance with the Borrower Release Letter in the form of Exhibit E-1 hereto, not later than 6:00 p.m. New York City time on such Funding Date, in the aggregate amount of such borrowing in funds immediately available to the Borrower with respect to each Pledged Mortgage Loan which is not a Wet-Ink Mortgage Loan; provided that if such Pledged Mortgage Loan is subject to any prior interest, encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest (any such Eligible Mortgage Loan, "Release Collateral"), the Lender shall make available the portion of such borrowing relating to such Release Collateral in accordance with the written instructions of the holder of such interest, encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. With respect to each Pledged Mortgage Loan which is a Wet-Ink Mortgage Loan, subject to Sections 2.01 and 5 hereof, such borrowing will then be made available to the Borrower by the Lender transferring, via wire transfer, to the account of the applicable Escrow Agent in accordance with the instructions set forth in the Escrow Instruction Letter, not later than 6:00 p.m. New York City time on such Funding Date, in the aggregate amount of such borrowing in funds immediately available to the Escrow Agent.

                  2.04 Limitation on Types of Loans; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate:

                  (a) the Lender determines in good faith, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein; or

                  (b) the Lender determines, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Loans is to be determined is not likely to cover the cost to the Lender of making or maintaining Loans; or

                  (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Loans hereunder using a Eurodollar Rate;

then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to consider making additional Loans, and the Borrower shall, either prepay all such Loans as may be outstanding or pay interest on such Loans at a rate per annum equal to the Federal Funds Rate plus 2.00%.

                  2.05 Repayment of Loans; Interest.

                  (a) The Borrower hereby promises to repay in full on the applicable Maturity Date the then aggregate outstanding principal amount of the related Loans.

                  (b) The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrower hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable monthly in arrears, if applicable, on the second Business Day of each month and for the last month of the Loan Agreement on the second Business Day of such last month and on the related Maturity Date, except that interest payable at the Post-Default Rate shall accrue daily and shall be payable upon such accrual.

                  (c) It is understood and agreed that, unless and until a Default shall have occurred and be continuing, the Borrower shall be entitled to the proceeds of the Eligible Mortgage Loans pledged to the Lender hereunder.

                  (d) In addition to any other amounts payable hereunder, the Borrower shall pay a fee to the Lender on the Second Business Day of each month and the related Maturity Date when such interest would be due under Section 2.05(b) above equal to the imputed interest on that portion of any Loan requested by the Borrower pursuant to a Notice of Request for Borrowing which has been accepted by the Lender but has not been fully utilized by the Borrower. Such imputed accrued interest shall accrue at the Applicable Margin for the period of time from the proposed funding date specified in the Notice of Request for Borrowing until the earlier to occur of (x) the Maturity Date specified in the Notice of Request for Borrowing, and (y) the actual date the related Loan is fully utilized by the Borrower.

                  2.06 Mandatory Prepayments or Pledge.

                  If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Lender in good faith and notified to the Borrower on any Business Day, the Borrower shall no later than one Business Day after receipt of such notice, either prepay the Loans in part or in whole or pledge additional Eligible Mortgage Loans (which Collateral shall be in all respects acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Loans does not exceed the Borrowing Base.

                  The Borrower may not prepay Loans hereunder other than as specifically provided herein. In connection with any prepayment of a Loan, the Borrower shall be required to pay a Breakage Fee to the Lender in addition to any other amounts due hereunder.

                  Section 3. Payments; Computations; Etc.

                  3.01 Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender: Account No. 930-1-035581, for the account of PaineWebber Conduit Funding, The Chase Manhattan Bank, ABA No. 021000021) not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business
Day). The Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

                  (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  3.02 Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  3.03 Requirements of Law.

                  (a) If any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Loan made by it (excluding net income taxes) or change the basis of taxation of payments to the Lender in respect thereof;

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, Loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder;

                  (iii) shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Loan or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

                  (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

                  (c) If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

                  3.04 Minimum Usage. In the event the Borrower fails to maintain the average aggregate principal balance of Loans outstanding hereunder over any three-month period equal to at least $50,000,000, the Lender may permanently reduce the Maximum Credit to an amount equal to the average aggregate principal balance of Loans outstanding during such three-month period by delivering notice thereof to the Borrower.

                  Section 4. Collateral Security.

                  4.01 Collateral; Security Interest.

                  (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to terms of the Custodial Agreement and shall deliver to the Lender Trust Receipts (as defined in the Custodial Agreement) each to the effect that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

                  (b) All of the Borrower's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

                  (i) all Mortgage Loans identified on a Notice of Request for Borrowing and Pledge delivered by the Borrower to the Lender ("Pledged Mortgage Loans") and all Servicing Rights thereto;

                  (ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records (as defined in Section 11.14(b) below), servicing agreements and any other collateral pledged or otherwise relating to such Pledged Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

                  (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Pledged Mortgage Loan and all claims and payments thereunder;

                  (iv) all other insurance policies and insurance proceeds relating to all of the foregoing or any related Mortgaged Property;

                  (v) all Interest Rate Protection Agreements;

                  (vi) the Collection Account and all monies from time to time on deposit in the Collection Account, and the Blocked Collection Account and all monies from time to time on deposit in the Blocked Collection Account;

                  (vii) any purchase agreements covering or relating to any or all of the foregoing;

                  (viii) all collateral, however defined, under any other agreement between the Borrower or any of its Affiliates on the one hand and the Lender or any of its Affiliates on the other hand;

                  (ix) all "general intangibles", "accounts" and "chattel paper" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

                  (x) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

                  (c) The Borrower hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to the Lender to secure the repayment of principal of and interest on all Loans and all other amounts owing to the Lender hereunder, under the Note and under the other Loan Documents (collectively, the "Secured Obligations"). The Borrower agrees to mark its computer records and tapes to evidence the interests granted to the Lender hereunder.

                  4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                  4.03 Changes in Locations, Name, etc. The Borrower shall not
(i) change the location of its chief executive office/chief place of business from that specified in Section 6 hereof or (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given the Lender at least 15 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed necessary by the Lender to continue its perfected status in the Collateral with the same or better priority.

                  4.04 Lender's Appointment as Attorney-in-Fact.

                  (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

                  (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                  (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; and (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate.

                  The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with any sale provided for in
Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

                  4.05 Performance by Lender of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained in the Loan Documents and the

Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Secured Obligations.

                  4.06 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and (b) any and all such proceeds received by the Lender (whether from the Borrower or otherwise) may, in the sole discretion of the Lender, be held by the Lender as collateral security for, and/or then or at any time thereafter may be applied by the Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

                  4.07 Remedies. If a Default shall occur and be continuing, the Lender may, at its option, enter into one or more Interest Rate Protection Agreements covering all or a portion of the Eligible Mortgage Loans pledged to the Lender hereunder, and the Borrower shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Lender relating to or arising out of such Interest Rate Protection Agreements; including without limitation any losses resulting from such Interest Rate Protection Agreements. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as the Lender deems appropriate, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower hereby further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

                  4.08 Limitation on Duties Regarding Preservation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

                  4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  4.10 Release of Security Interest. Upon termination of this Loan Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall promptly release its security interest in any remaining Collateral including the filing of any UCC statements reasonably required to release such interest; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or similar reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made.

                  Section 5. Conditions Precedent.

                  5.01 Initial Loan. If the Lender agrees to make a Loan to the Borrower pursuant to the terms of this Loan Agreement, the obligation of the Lender to make its initial Loan hereunder is additionally subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the condition precedent that the Lender shall have received all of the following documents, each of which shall be satisfactory to the Lender and its counsel in form and substance:

                  (a) Loan Documents. The Loan Documents, duly completed and executed.

                  (i) Note. The Note, duly completed and executed;

                  (ii) Custodial Agreement. The Custodial Agreement, duly executed and delivered by the Borrower and the Custodian. In addition, the Borrower shall have taken such other action as the Lender shall have requested in order to perfect the security interests created pursuant to the Loan Agreement;

                  (iii) Blocked Account Agreement. A Blocked Account Agreement, duly executed by the parties thereto;

                  (b) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of the Borrower and of all corporate or other authority for the Borrower with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by the Borrower from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary);

                  (c) Legal Opinion. A legal opinion of outside counsel to the Borrower, substantially in the form attached hereto as Exhibit C;

                  (d) Custodial Mortgage Loan Schedule. A Custodial Mortgage Loan Schedule, dated the Effective Date, from the Custodian, duly completed;

                  (e) Servicing Agreement(s). Any Servicing Agreement, certified as a true, correct and complete copy of the original, with a letter attached thereto acknowledged by the applicable Servicer directing the Servicer to remit all payments on account of the Eligible Mortgage Loans directly to the Lender upon receipt of notice from the Lender of the occurrence of an Event of Default;


                  (f) Custodian Legal Opinion. A legal opinion of counsel to the Custodian, in form and substance satisfactory to the Lender;

                  (g) Consents and Waivers. Any and all irrevocable consents and waivers required under the Existing Financing Documents;

                  (h) Existing Financing Documents. Copies of the Existing Financing Documents, certified to be true and complete copies thereof by a Responsible Officer of the Borrower; and

                  (i) Other Documents. Such other documents as the Lender may reasonably request.

                  5.02 Initial and Subsequent Loans. If the Lender agrees to make a Loan to the Borrower, the making of each Loan to the Borrower (including the initial Loan) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

                  (a) no Default or Event of Default shall have occurred and be continuing;

                  (b) both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrower in Section 6 hereof, and elsewhere in each of the Loan Documents, shall be true, correct and complete on and as of the date of the making of such Loan in all material respects (in the case of the representations and warranties in Section 6.10 and Schedule 1, solely with respect to Eligible Mortgage Loans included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Lender shall have received a Notice of Request for Borrowing and Pledge signed by a Responsible Officer of the Borrower, substantially in the form of Exhibit D attached hereto, which shall certify as to the truth, accuracy and completeness of the above, which Notice of Request for Borrowing and Pledge shall specifically include a statement that the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions in which the failure to be qualified and in good standing would have a Material Adverse Effect, and the parties hereto have complied with
Section 2.03 hereof with respect to such Loan.

                  (c) the aggregate outstanding principal amount of the Loans shall not exceed the Borrowing Base;

                  (d) subject to the Lender's right to perform one or more Due Diligence Reviews pursuant to Section 11.15 hereof, the Lender shall have completed its due diligence review of the Mortgage Loan Documents for each Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Loans as the Lender in its sole discretion deems appropriate to review and such review shall be satisfactory to the Lender in its sole discretion;

                  (e) the Lender shall have received from the Custodian a Trust Receipt attaching a Custodial Mortgage Loan Schedule in respect of Eligible Mortgage Loans to be pledged hereunder on such Business Day; provided that with respect to each Wet-Ink Mortgage Loan, the Custodian shall deliver such Trust Receipt on the day of receipt of the related Submission Package;

                  (f) the Lender shall have received from the Borrower (or from the applicable warehouse lender) a Re-warehouse Lender's Release Letter substantially in the form of Exhibit E-3 hereto (or such other form acceptable to the Lender), a Warehouse Lender's Release Letter substantially in the form of Exhibit E-2 hereto (or such other form acceptable to the Lender) or a Borrower Release Letter substantially in the form of Exhibit E-1 hereto (or such other form acceptable to the Lender) covering each Eligible Mortgage Loan to be pledged to the Lender;

                  (g) the Lender shall have received from the Borrower copies of each Servicing Agreement relating to the Eligible Mortgage Loans and the Lender shall have reviewed and approved each such Servicing Agreement in its sole discretion;

                  (h) none of the following shall have occurred and/or be continuing:

                  (i) an event or events shall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in the Lender not being able to finance any Eligible Mortgage Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events;

                  (ii) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in the Lender not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

                  (iii) there shall have occurred a material adverse change in the "repo market" or comparable "lending market" or in the financial condition of the Lender which effects (or can reasonably be expected to effect) materially and adversely the ability of the Lender to fund its obligations under this Loan Agreement;

                  (i) for each Wet-Ink Mortgage Loan, the Lender shall have received the Escrow Instruction Letter and an insured closing letter from each Escrow Agent that is not title insurance company;

                  (j) The Lender shall have received from the Borrower a Certification Report with respect to each Mortgage Loan which does not have a Mortgage Loan Approval Code; and

                  (k) The Lender shall have received all fees and expenses of counsel to the Lender as contemplated by Section 11.03(b), which amount, at the Lender's option, may be netted from any Loan advanced under this Agreement.

                  Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower that all the conditions set forth in this Section 5 have been satisfied (both as of the date of such request and as of the date of such borrowing).

                  Section 6. Representations and Warranties. The Borrower represents and warrants to the Lender that throughout the term of this Loan
Agreement:

                  6.01 Existence. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

                  6.02 Financial Condition. The Borrower has heretofore furnished to the Lender a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of the Borrower ended June 30, 1999 and the related consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such fiscal period, setting forth in comparative form the figures for the previous year, with the opinion thereon of Ernst & Young or another nationally recognized accounting firm, and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal periods of the Borrower ended September 30, 1999 and December 31, 1999 and the related consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous quarter. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since June 30, 1999, there has been no material adverse change in the consolidated business, operations or financial condition of the Borrower and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements.

                  6.03 Litigation. Except as set forth on Schedule 5 hereto, there are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or to the Borrower's knowledge threatened) or other legal or arbitrable proceedings affecting the Borrower or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $1,000,000, (iii) which, individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect, or (iv) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder. The Borrower is not (i) in violation of any applicable law which violation materially adversely affects or may reasonably be expected to materially adversely affect the business, operations, properties, assets or condition (financial or otherwise) of the Borrower, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a Material Adverse Effect. Notwithstanding anything herein to the contrary, it is acknowledged and agreed by the parties hereto that the Lender is explicitly preserving any and all of its rights arising out of or resulting from the litigation listed on Schedule 5 attached hereto, including, without limitation, the right to determine whether the existence of such litigation, or its consequences, constitutes a Material

Adverse Change or an event of default hereunder. The Lender reserves the right to make such determination at any time.

                  6.04 No Breach. Neither (a) the execution and delivery of the Loan Documents nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will (i) conflict with or result in a breach of the charter or by-laws of the Borrower, or any material applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, (ii) constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to this Loan Agreement) upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument or (iii) constitute an event of default or an event which, with the passage of time or expiration of any grace period, would constitute an event of default under the Existing Financing Documents.

                  6.05 Action. The Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by the Borrower of each of the Loan Documents have been duly authorized by all necessary corporate action on its part; and each Loan Document has been duly and validly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, conservatorship, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of equity regardless of whether considered in a proceeding in equity or at law.

                  6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Borrower of the Loan Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Loan Agreement.

                  6.07 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

                  6.08 Taxes. The Borrower and its Subsidiaries have filed (or have obtained extensions for filing) all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

                  6.09 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  6.10 Collateral; Collateral Security.

                  (a) The Borrower has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any other Person, and immediately prior to the pledge of such Collateral to the Lender, the Borrower was the sole owner of such Collateral and had good and marketable title thereto, and has full right and authority to pledge or assign such Collateral free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder. No Mortgage Loan pledged to the Lender hereunder was acquired (by purchase or otherwise) by the Borrower from an Affiliate of the Borrower. All Mortgage Notes evidencing each Mortgage Loan are substantially in the form of Exhibit I hereto.

                  (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of the Borrower in, to and under the Collateral.

                  (c) Upon receipt by the Custodian of each Mortgage Note endorsed in blank by a duly authorized officer of the Borrower, the Lender shall have a fully perfected first priority security interest therein, in the Mortgage Loan and in the Borrower's interest in the related Mortgaged Property.

                  (d) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on
Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

                  6.11 Chief Executive Office. On the Effective Date, and during the four months immediately preceding the Effective Date, the Borrower's chief executive office and principal place of business is located at 1063 McGaw Avenue, Irvine, California 92614.

                  6.12 Location of Books and Records. The location where the Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

                  6.13 [Reserved.]

                  6.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Borrower to the Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of the Borrower, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

                  6.15 Tangible Net Worth. On the Effective Date, the aggregate Tangible Net Worth of the Borrower is not less than $25,000,000.

                  6.16 ERISA. Each Plan to which the Borrower or its Subsidiaries make direct contributions, and, to the knowledge of the Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lender under
Section 7.01(d) hereof.

                  Section 7. Covenants of the Borrower. The Borrower hereby covenants and agrees with the Lender that, so long as any Loan is outstanding and until payment in full of all Secured Obligations:

                  7.01 Financial Statements. The Borrower shall deliver to the
Lender:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year or quarter, accompanied by a certificate of a Responsible Officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

                  (c) from time to time such other information regarding the financial condition, operations, or business of the Borrower as the Lender may reasonably request;

                  (d) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of the Borrower knows, or with respect to any Plan or Multiemployer Plan to which the Borrower or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including without limitation the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                  (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                  (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                  (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to provide timely security to such Plan in accordance with the provisions of said Sections.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of the Borrower solely in his or her capacity as a Responsible Officer and not personally to the effect that, to the best of such Responsible Officer's knowledge, the Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrower has taken or proposes to take with respect thereto).


         7.02 Litigation. The Borrower will promptly, and in any event within 10 days after service of process on any of the following, give to the Lender notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Borrower or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $1,000,000, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect, or (iv) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act and any rules thereunder.


         7.03 Existence, etc. The Borrower will:

         (a) preserve and maintain (i) its legal existence and (ii) all of its rights, privileges, licenses and franchises the loss of which would result in a Material Adverse Effect (provided that nothing in this Section 7.03(a) shall prohibit any transaction expressly permitted under Section 7.04 hereof);

         (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

         (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

         (d) not move its chief executive office from the address referred to in
Section 6.11 unless it shall have fulfilled each of the conditions specified in
Section 4.03;

         (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and


         (f) permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

         7.04 Prohibition of Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction of merger or consolidation or amalgamation, or similar transaction or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets, without the prior written consent of the Lender.

         7.05 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrower shall cure same in accordance with Section 2.06 hereof.

         7.06 Notices. The Borrower shall give notice to the Lender:

         (a) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

         (b) with respect to any Eligible Mortgage Loan pledged to the Lender hereunder, within one Business Day of receipt by the Borrower of any principal prepayment (in full or partial) of such pledged Eligible Mortgage Loan;

         (c) with respect to any Eligible Mortgage Loan pledged to the Lender hereunder, within one Business Day of receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Collateral Value of such pledged Eligible Mortgage Loan; and

         (d) promptly upon receipt of notice or knowledge of (i) any default related to any Collateral, (ii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

         (e) upon any material amendment to the Existing Financing Documents, any decrease in the gross amount available to be borrowed thereunder, or any change in custodian or custodial arrangements relating thereto; or

         (f) upon any event of default or event which, with the passage of time or expiration of any grace periods, would constitute an event of default under the Existing Financing Documents.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower solely in his or her capacity as a Responsible Officer and not personally setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

         7.07 [Reserved]

         7.08 Reports. The Borrower shall provide the Lender with a monthly report, which report shall include, among other items, a summary of the Borrower's delinquency and loss experience with respect to mortgage loans serviced by the Borrower, any Servicer or any designee of either, plus any such additional reports as the Lender may reasonably request with respect to the Borrower's or any Servicer's servicing portfolio or pending originations of mortgage loans.


         7.09 Underwriting Guidelines. The Borrower shall not make any material amendment or modification to the Underwriting Guidelines without the prior written consent of the Lender and the Borrower shall promptly deliver to the Lender a complete copy of the amended or modified Underwriting Guidelines.


         7.10 Transactions with Affiliates. The Borrower will not enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Loan Agreement, (b) in the ordinary course of the Borrower's business and (c) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.08 to any Affiliate. In no event shall the Borrower pledge to the Lender hereunder any Eligible Mortgage Loan acquired by the Borrower from an Affiliate of the Borrower.


         7.11 Limitation on Indebtedness. The Borrower will not create, assume or suffer to exist any Indebtedness, except:

         (a)      Indebtedness in respect of the loans under the Loan Agreement;

         (b)      Indebtedness of the Borrower to any Subsidiary;


         (c) Indebtedness of the Borrower and any of its Subsidiaries incurred solely to finance the acquisition of new fixed or capital assets in an aggregate principal amount not exceeding, as to the Borrower and its Subsidiaries taken together, $5,000,000 at any time outstanding; provided that, the Borrower shall not be subject to such limitation on the aggregate principal amount if the Borrower's Tangible Net Worth is in compliance with Section 7.15 hereof;

         (d) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, provided that (1) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation of the acquisition and (2) immediately after giving effect to the acquisition of such corporation by the Borrower, no Default or Event of Default shall have occurred and be continuing; and

         (e) Indebtedness under the Existing Financing Documents.

         7.12 Limitation on Liens. The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and the Borrower will defend the right, title and interest of the Lenders in and to any of the Collateral against the claims and demands of all persons whomsoever.

         7.13 Limitation on Guarantees. The Borrower shall not create, incur, assume or suffer to exist any Guarantees.

         7.14 Limitation on Distributions. Upon the occurrence and only during the continuation of any Event of Default under Section 8(a), (b), (f), (g), (h),
(k) and (l) hereof, the Borrower shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any equity or partnership interest of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect of the foregoing or to any shareholder or equity owner of the Borrower, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of the Borrower's consolidated Subsidiaries.


         7.15 Maintenance of Tangible Net Worth. The Borrower shall maintain a Tangible Net Worth which shall be not less than $25,000,000 measured on a quarterly basis (as at the end of each month).

         7.16 Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. The Borrower shall not permit the ratio of Total Indebtedness to Tangible Net Worth any time to be greater than 15:1.

         7.17 Maintenance of Profitability. The Borrower shall not permit, for any period of three consecutive fiscal quarters (each such period, a "Test Period"), Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

         7.18 Servicer; Servicing Tape. The Borrower shall provide or cause to be provided to the Lender on the twentieth Business Day of each month a computer readable magnetic tape containing servicing information, including without limitation those fields specified by the Lender from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Eligible Mortgage Loans serviced under the Servicing Agreement by the Borrower or any Servicer. The Borrower shall not cause the Eligible Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by the Lender.

         7.19 Required Filings. The Borrower shall, promptly provide the Lender with copies of all documents which the Borrower or any Affiliate of the Borrower is required to file with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

         7.20 No Adverse Selection. The Borrower has not selected the Collateral in a manner so as to adversely affect the Lender's interests.

         7.21 Maintenance of Liquidity. The Borrower shall ensure that, as of the end of each calendar month, it has unencumbered Cash Equivalents in an amount of not less than $7,000,000.

         7.22 Remittance of Prepayments. The Borrower shall remit, with sufficient detail to enable the Lender to appropriately identify the Eligible Mortgage Loan to which any amount remitted applies, to the Lender on each Thursday (or the next Business Day if such Thursday is not a Business Day) all principal prepayments that the Borrower has received during the previous week.

         7.23 Other Information. The Borrower shall furnish to the Lender, promptly, as soon as available, copies of any and all financial statements and all registration statements filed with the Securities and Exchange Commission, or any Governmental Authority which supervises the issuance of securities by the Borrower.

         7.24 Collection Account. The Borrower shall deposit, or shall cause to be deposited, each Monthly Payment into the Collection Account within one Business Day of receipt thereof. Notwithstanding any other provisions herein, the Lender shall have the right, in its sole and absolute discretion, to request at any time that the Collection Account be established as a separate account subject to the Blocked Account Agreement. Within one Business Day of the date (the "Blocked Account Request Date") the Lender makes such a request the Borrower shall cause any and all funds relating to the Collateral to be transferred by wire transfer in immediately available funds to the Collection Account described in the immediately preceding sentence. The Borrower shall deliver the executed Blocked Account Agreement and establish the related account prior to the Closing Date.


         7.25 Computer Systems. The Borrower shall maintain its System in a manner that permits the Borrower to be Year 2000 Compliant.


         Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

         (a) the Borrower shall default in the payment of any principal of or interest on any Loan when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

         (b) the Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for two Business Days; or

         (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower or any certificate furnished to the Lender pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Collateral Value of the Eligible Mortgage Loans; unless the Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made); or (ii) any such representations and warranties have been determined by the Lender in its sole discretion and in good faith to be materially false or misleading on a regular basis); or


         (d) the Borrower shall fail to comply with the requirements of Section 7.03(a), Section 7.04, Section 7.05, Section 7.06, or Sections 7.09 through 7.24 hereof; or the Borrower shall otherwise fail to comply with the requirements of
Section 7.03 hereof and such default shall continue unremedied for a period of three Business Days; or the Borrower shall fail to observe or perform any other covenant or agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of five Business Days; or

         (e) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Borrower or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and the Borrower or any such Affiliate shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or


         (f) the Borrower shall admit in writing its inability to pay its debts as such debts become due; or

         (g) the Borrower or any of its Affiliates shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code,
(iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

         (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Affiliates, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or any such Affiliate or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or any such

Affiliate under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or any such Affiliate shall be entered in an involuntary case under the Bankruptcy Code; or

         (i) the Custodial Agreement or any Loan Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower; or

         (j) the Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender; or

         (k) any materially adverse change in the Property, business, financial condition or prospects of the Borrower or any of its Affiliates shall occur, in each case as determined by the Lender in its sole discretion, or any other condition shall exist which, in the Lender's sole discretion, constitutes a material impairment of the Borrower's ability to perform its obligations under this Loan Agreement, the Note or any other Loan Document; or


         (l) the Borrower or any of the Borrower's Affiliates shall be in default beyond any applicable grace period under any note, indenture, loan agreement, guaranty, swap agreement or any other contract to which it is a party, which default constitutes an amount equal to or in excess of $1,000,000 and (i) involves the failure to pay a matured obligation, or (ii) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract; or

         (m) the discovery by the Lender of a condition or event which existed at or prior to the execution hereof and which the Lender, in its sole discretion, determines materially and adversely affects: (i) the condition (financial or otherwise) of the Borrower, its Subsidiaries or Affiliates; or
(ii) the ability of either the Borrower or the Lender to fulfill its respective obligations under this Loan Agreement; or

         (n) upon any event of default or event which, with the passage of time or expiration of any grace periods, would constitute an event of default under the Existing Financing Documents;

         (o) any of the events specified in Section 5.02(h) hereof have occurred.

         Section 9. Remedies Upon Default.

         (a) An Event of Default shall be deemed to be continuing unless expressly waived by the Lender in writing. Upon the occurrence of one or more Events of Default hereunder, the Lender's obligation to consider making additional Loans to the Borrower shall automatically terminate without further action by any Person. Upon the occurrence of one or more Events of Default other than those referred to in Section 8(g) or (h), the Lender may immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement. Upon the occurrence of an Event of Default referred to in Sections 8(g) or (h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         (b) Upon the occurrence of one or more Events of Default, and if the Borrower or any Affiliate of the Borrower is the Servicer, the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.


         Section 10. No Duty of Lender. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

         Section 11. Miscellaneous.

         11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         11.03 Indemnification and Expenses.

         (a) The Borrower agrees to hold the Lender, and its Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the "Costs") relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Borrower agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Eligible Mortgage Loans relating to or arising out of any violation or alleged violation of any securities law, environmental law, rule or regulation or any consumer credit laws, including without limitation the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Eligible Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Eligible Mortgage Loan, the Borrower will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower.

         (b) The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses (including the reasonable fees and expenses of counsel) incurred by the Lender in connection with the drafting, development, preparation, negotiation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation
(i) all the reasonable fees, disbursements and expenses of counsel to the Lender, and (ii) all the due diligence inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement, including, but not limited to, those costs and expenses incurred by the Lender pursuant to Sections 11.03(a), 11.14 and 11.15 hereof.

         11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

         11.05 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.06 Survival. The obligations of the Borrower under Section 3.03,
Section 11.03 hereof shall survive the repayment of the Loans and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

         11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.


         11.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

         11.09 Loan Agreement Constitutes Security Agreement; Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine, and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

         11.10 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR

\THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

                  (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         11.11 Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


         11.12 Acknowledgments. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

         (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

         (c) no joint venture exists between the Lender and the Borrower.

         11.13 Hypothecation or Pledge of Loans. The Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrower.

         11.14 Servicing.

         (a) The Borrower covenants to maintain or cause the servicing of the Eligible Mortgage Loans to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Eligible Mortgage Loans and in a manner at least equal in quality to the servicing the Borrower provides for mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an

Event of Default, (ii) the date on which all the Secured Obligations have been paid in full or (iii) the transfer of servicing approved by the Borrower.

         (b) If the Eligible Mortgage Loans are serviced by the Borrower, (i) the Borrower agrees that the Lender is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Eligible Mortgage Loans (the "Servicing Records"), and (ii) the Borrower grants the Lender a security interest in all in all servicing fees and Servicing Rights relating to the Eligible Mortgage Loans and all Servicing Records to secure the obligation of the Borrower or its designee to service in conformity with this Section and any other obligation of the Borrower to the Lender. The Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request.

         (c) If the Eligible Mortgage Loans are serviced by a third party servicer (such third party servicer, the "Servicer"), the Borrower (i) shall provide a copy of the servicing agreement to the Lender, which shall be in form and substance acceptable to the Lender (the "Servicing Agreement"); (ii) shall provide a Servicer Notice to the Servicer substantially in the form of Exhibit H hereto; and (iii) hereby irrevocably assigns to the Lender and the Lender's successors and assigns all right, title, interest of the Borrower in, to and under, and the benefits of, any Servicing Agreement with respect to the Eligible Mortgage Loans. Any successor to the Servicer shall be approved in writing by the Lender prior to such successor's assumption of servicing obligations with respect to the Eligible Mortgage Loans.

         (d) If the servicer of the Eligible Mortgage Loans is the Borrower or the Servicer is an Affiliate of the Borrower, the Borrower shall provide to the Lender a letter from the Borrower or the Servicer, as the case may be, to the effect that upon the occurrence of an Event of Default, the Lender may terminate any Servicing Agreement and transfer servicing to its designee, at no cost or expense to the Lender, it being agreed that the Borrower will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Lender.

         (e) After the Funding Date, until the pledge of any Eligible Mortgage Loan is relinquished by the Custodian, the Borrower will have no right to modify or alter the terms of such Eligible Mortgage Loan and the Borrower will have no obligation or right to repossess such Eligible Mortgage Loan or substitute another Eligible Mortgage Loan, except as provided in the Custodial Agreement.

         (f) In the event the Borrower or its Affiliate is servicing the Eligible Mortgage Loans, the Borrower shall permit the Lender to inspect the Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Lender that the Borrower or its Affiliate, as the case may be, has the ability to service the Eligible Mortgage Loans as provided in this Loan Agreement.

         (g) The Borrower shall ensure that the Servicer will maintain the Servicer's System in a manner that permits the Servicer to be Year 2000 Compliant.

         11.15 Periodic Due Diligence Review. The Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Eligible Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that upon reasonable (but no less than one (1) Business Day's) prior notice to the Borrower, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to any Eligible Mortgage Loans in the possession or under the control of the Borrower and/or the Custodian. The Borrower shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Eligible Mortgage Loans. Without limiting the generality of the foregoing, the Borrower acknowledges that the Lender may make Loans to the Borrower based solely upon the information provided by the Borrower to the Lender in the Eligible Mortgage Loan Tape and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Eligible Mortgage Loans securing such Loan, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Eligible Mortgage Loan. The Lender may underwrite such Eligible Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, underwriting reports, instruments or information relating to such Eligible Mortgage Loans in the possession, or under the control, of the Borrower.

                  The Borrower further agrees that the Borrower shall reimburse the Lender for any and all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 11.15.

         11.16 Set-Off. In addition to any rights and remedies of the Lender provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the Borrower's failure to pay any amount when due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

         11.17 Intent. The parties recognize that each Loan is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

         11.18 Confidential Information.

         (a) Lender hereby acknowledges and agrees that all written or computer-readable information provided by the Borrower to the Lender regarding the Borrower or the Collateral (the "Borrower Confidential Information"), shall be kept confidential and each of their respective contents will not be divulged to any party without the Borrower's consent except to the extent that (i) the Lender deems appropriate to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any portion of the Borrower Confidential Information is in the public domain other than due to a breach of this covenant, (iii) the Lender deems appropriate in connection with exercising any or all of the Lender's rights or remedies or complying with any obligations under any of the Loan Documents.

         (b) The Borrower hereby acknowledges and agrees that all written or computer-readable information provided by the Lender to the Borrower regarding the Lender (the "Lender Confidential Information"), shall be kept confidential and each of their respective contents will not be divulged to any party without Lender's consent except to the extent that (i) the Borrower deems appropriate to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any portion of the Lender Confidential Information is in the public domain other than due to a breach of this covenant,
(iii) the Borrower deems appropriate in connection with exercising any or all of the Borrower's rights or remedies or complying with any obligations under any of the Loan Documents.

         (c) The provisions set forth in this Section 11.18 shall survive the termination of this Loan Agreement for a period of two years following such termination.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.


                                     BORROWER

                                     BNC MORTGAGE, INC.


                                     By: __________________________________
                                     Name:
                                     Title:

                                     Address for Notices:
                                     BNC MORTGAGE, INC.
                                     1063 MCGAW AVENUE
                                     IRVINE, CALIFORNIA  92614
                                     Attention:  Peter Evans


                                     LENDER

                                     PAINE WEBBER REAL ESTATE SECURITIES INC.


                                     By: __________________________________
                                     Name:
                                     Title:

                                     Address For Notices:


                                     PAINE WEBBER REAL ESTATE SECURITIES, INC.
                                     1285 AVENUE OF THE AMERICAS
                                     NEW YORK, NEW YORK 10019

STATE OF               )
                       )   ss.:
COUNTY OF              )


                  On the _____ day of ____________, 2000 before me, a Notary Public in and for said State, personally appeared ____________, known to me to be ______________ of BNC Mortgage, Inc., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.


                                           _____________________________
                                           Notary Public

                                           _____________________________
                                           My Commission expires

STATE OF NEW YORK   )
                    )   ss.:
COUNTY OF NEW YORK  )


         On the _____ day of _______________, 2000 before me, a Notary Public in and for said State, personally appeared ____________, known to me to be _____________ of Paine Webber Real Estate Securities Inc. the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.


                                      _________________________________
                                      Notary Public

                                      _________________________________
                                      My Commission expires

                                                                      SCHEDULE 1

           PART I. REPRESENTATIONS AND WARRANTIES FOR MORTGAGE LOANS

         As to each Mortgage Loan included in the Borrowing Base on a Funding Date (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral Value is determined (certain defined terms used herein and not otherwise defined in the Loan Agreement appearing in Part II to Schedule 1):

         (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is complete, true and correct in all material respects.

         (b) Payments Current. All payments required to be made up to the Funding Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has more than any one payment under the Mortgage Loan been delinquent thirty days or more in the twelve months preceding the date of determination. In no event has a payment been more than 59 days delinquent for such Mortgage Loan. The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

         (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither the Borrower nor the Qualified Originator from which the Borrower acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.

         (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of the Lender, and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part

                                  Schedule 1-1
of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule.

         (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. The Borrower has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

         (f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by the Borrower as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan (together, in the case of a Second Lien Mortgage Loan, with the outstanding Principal Balance of the First Lien Mortgage Loan) with respect to each Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the Borrower, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days' prior written notice to the mortgagee. No such notice has been received by the Borrower. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Borrower has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without

                                  Schedule 1-2
limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower.

         (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Borrower shall maintain or shall cause its agent to maintain in its possession, available for the inspection of the Lender, and shall deliver to the Lender, upon demand, evidence of compliance with all such requirements.

         (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Borrower has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Borrower waived any default resulting from any action or inaction by the Mortgagor.

         (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise or high-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable FNMA and FHLMC requirements regarding such dwellings and that no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes.

         (j) Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien and first priority interest with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien Mortgage Loan (as reflected on the Mortgage Loan Tape), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan
Tape), in either case, on the property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

         (1) the lien of current real property taxes and assessments not yet due and payable;

         (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending

                                  Schedule 1-3
institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; or

         (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

         (4) with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan
Tape) a single prior mortgage lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien Mortgage Loan (as reflected on the Mortgage Loan Tape), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Tape), on the property described therein and the Borrower has full right to pledge and assign the same to the Lender. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

         (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken placed on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Borrower has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

         (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

                                  Schedule 1-4

         (m) Ownership. The Borrower is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Borrower has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan to the Lender free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Mortgage Loan pursuant to this Loan Agreement and following the pledge of each Mortgage Loan, the Lender will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Loan Agreement.

         (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state if failure to so qualify would have a Material Adverse Effect, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

         (o) LTV; PMI Policy. No Mortgage Loan has an LTV greater than 95%. Except as expressly disclosed by the Borrower to the Lender, the original LTV of each Mortgage Loan either was not more than 80% or the excess over 80% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is valid and remains in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has resulted, or will result, in the exclusion from, denial of, or defense to coverage by the PMI Policy. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for each Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. No Second Lien Mortgage has a CLTV greater than 100%.

         (p) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC and each such title insurance policy is issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Borrower, its successors and assigns, as to the first (or second, if the Mortgage Loan is a Second Lien Mortgage Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) and, with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Tape) clause (4) of paragraph (j) of this Part I of Schedule 1, and in the case of adjustable rate Mortgage

                                  Schedule 1-5

Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Borrower, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Loan Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the Borrower has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower.

         (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Borrower nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Tape) (i) the first lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the first lien contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien. For purposes of this clause (q), a delinquent payment of less than 30 days pursuant to a Mortgage Note or a Mortgage Loan in and of itself shall not be considered a default, breach, violation or event of acceleration.

         (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

         (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.


                                  Schedule 1-6

         (t) Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization. The due date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note.

         (u) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

         (v) Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines. The Mortgage Note and Mortgage are on forms similar to those used by FHLMC or FNMA and the Borrower has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

         (w) Occupancy of the Mortgaged Property. As of the Funding Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Borrower has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Borrower has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence.


                                  Schedule 1-7

         (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

         (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or the Lender to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

         (z) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Borrower or its agent is in possession of a complete, true and accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian.

         (aa) Transfer of Eligible Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

         (bb) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

         (cc) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Borrower, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

         (dd) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Funding Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. With respect to each Mortgage Loan, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien Mortgage Loan (as reflected on the Mortgage Loan Tape), or
(B) second lien priority with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Tape), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

                                  Schedule 1-8

         (ee) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Borrower has no knowledge of any such proceedings.

         (ff) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and the Borrower with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Borrower (other than with respect to each Mortgage Loan which is indicated by the Borrowers to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien Mortgage Loan is collecting Escrow Payments (as reflected on the Mortgage Loan Tape), and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Borrower have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

         (gg) Conversion to Fixed Interest Rate. With respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.


         (hh) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Borrower or by any officer, director, or employee of the Borrower or any designee of the Borrower or any corporation in which the Borrower or any officer, director, or employee had a financial interest at the time of placement of such insurance.

         (ii) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified the Borrower, and the Borrower has no knowledge, of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940.

         (jj) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Borrower, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and Title XI of the Federal Institutions


                                  Schedule 1-9

Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

         (kk) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

         (ll) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Borrower maintains such statement in the Mortgage File.

         (mm) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Funding Date (whether or not known to the Borrower on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Borrower, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay.

         (nn) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest. None of the Mortgage Loans provides for Negative Amortization.

         (oo) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage
Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Borrower has not financed, nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

         (pp) Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to the Borrower or any Affiliate or correspondent of the Borrower.

         (qq) No Exception. The Custodian has not noted any material exceptions on an Exception Report (as defined in the Custodial Agreement) with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or the Lender's security interest, granted by the Borrower, in the Mortgage Loan.

         (rr) Qualified Originator. The Mortgage Loan has been originated by, and, if applicable, purchased by the Borrower from, a Qualified Originator.

                                  Schedule 1-10

         (ss) Riegle Act. None of the Mortgage Loans are classified as "high cost" loans under the Home Ownership and Equity Protection Act of 1994.

         (tt) Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

         (uu) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by and the Qualified Originator has complied with all applicable law with respect to the making of the Mortgage Loans. The Borrower shall maintain such statement in the Mortgage File.

         (vv) Section 32 Loans. The Mortgage Loan is not a "High Rate, High Cost" loan or Section 226.32 loan as described in Regulation Z of the Truth in Lending Act.

         (ww) Texas Home Equity Loans. With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with.

         (xx) Wet-Ink Mortgage Loans. With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Escrow Agent has been instructed in writing by the Borrower to hold the related Mortgage Loan Documents as agent and bailee for the Lender or the Lender's agent and to promptly forward such Mortgage Loan Documents in accordance with the provisions of the Escrow Instruction Letter and the Escrow Agent has acknowledged and agreed to such instructions.

Notwithstanding the representations and warranties set forth in paragraphs
(u)(x) or (mm) hereof, a Mortgage Loan (a) which is an interest only Mortgage Loan, or (b) is a Negative Amortization Mortgage Loan or (c) of which the related Mortgaged Property is improved with a second home or investment property, may be considered an Eligible Mortgage Loan if (i) the Borrower has received the prior written consent of the Lender with respect to the inclusion of such Mortgage Loan, and (ii) the related Mortgage Loan Schedule identifies such Mortgage Loan as being an interest only Mortgage Loan, a second home or investment property, or a Negative Amortization Mortgage Loan.

                                  Schedule 1-11

                             PART II. DEFINED TERMS

                  In addition to terms defined elsewhere in the Loan Agreement, the following terms shall have the following meanings when used in Schedule 1:

                  "Acceptable State" shall mean any state notified by the Borrower to the Lender from time to time and approved in writing by the Lender, which approval has not been revoked by the Lender in their sole discretion, any such notice of revocation to be given no later than 10 Business Days prior to its intended effective date.

                  "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

                  "ALTA" means the American Land Title Association.

                  "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

                  "Best's" means Best's Key Rating Guide, as the same shall be amended from time to time.

                  "Cut-off Date" means the first day of the month in which the related Funding Date occurs.

                  "Combined LTV" or "CLTV" shall mean with respect to any Mortgage Loan that is a Second Lien Mortgage Loan, the ratio of (a) the outstanding principal balance on the date of origination of (i) the Mortgage Loan constituting the first lien plus (ii) the Mortgage Loan constituting the second lien to (b) the lesser of (i) the Appraised Value of the Mortgaged Property and (ii) if the Mortgaged Property was purchased within 6 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

                  "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  "Escrow Payments" means with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

                                  Schedule 1-12

                  "First Lien Mortgage Loan" shall mean a Mortgage Loan secured by the lien on the related Mortgaged Property, subject to no prior liens on such Mortgaged Property.

                  "FNMA" means the Federal National Mortgage Association, or any successor thereto.

                  "Gross Margin" means with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

                  "Index" means with respect to each adjustable rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

                  "Insurance Proceeds" means with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                  "Interest Rate Adjustment Date" means with respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

                  "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

                  "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

                  "Mortgage Interest Rate" means the annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

                  "Mortgage Interest Rate Cap" means with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

                  "Mortgagee" means the Borrower or any subsequent holder of a Mortgage Loan.

                  "Negative Amortization" means a gradual increase in the mortgage debt that occurs when the monthly fixed installment is not sufficient for full application to both principal and interest. The interest shortage is added to the unpaid principal balance to create "negative" amortization.

                  "Origination Date" shall mean, with respect to each Mortgage Loan, the date of the Mortgage Note relating to such Mortgage Loan, unless such information is not provided by the Borrower with respect to such Mortgage Loan, in which case the Origination Date shall be deemed to be the date that is 40 days prior to the date of the first payment under the Mortgage Note relating to such Mortgage Loan.

                                  Schedule 1-13

                  "PMI Policy" or "Primary Insurance Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

                  "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by FNMA and FHLMC and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best's with respect to hazard and flood insurance.

                  "Qualified Originator" means an originator of Mortgage Loans reasonably acceptable to the Lender.

                  "Second Lien Mortgage Loan" shall mean an Eligible Mortgage Loan secured by a lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property.

                   "Servicing File" means with respect to each Mortgage Loan, the file retained by the Borrower consisting of originals of all documents in the Mortgage File which are not delivered to a Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.


                                  Schedule 1-14

                                                                      SCHEDULE 2

                        FILING JURISDICTIONS AND OFFICES

                 Office of the Secretary of State of California

                  Office of the Secretary of State of Delaware


                                  Schedule 2-1

                                                                      SCHEDULE 3

                 INFORMATION TO BE PROVIDED WITH RESPECT TO EACH
                             ELIGIBLE MORTGAGE LOAN


                                  Schedule 3-1

                                                                      SCHEDULE 4

                               APPLICABLE MARGINS

                              MORTGAGE LOAN                       MARGIN
Eligible Mortgage Loans which are not Wet-Ink Mortgage Loans       1.00%
Eligible Mortgage Loans which are Wet-Ink Mortgage Loans           1.00%

                                  Schedule 4-1

                                                                      SCHEDULE 5

                                   LITIGATION

1. Patricia Fox v. BNC Mortgage, Inc., Evan R. Buckley, Kelly W. Monahan, Keith C. Honig, Joseph R. Tomkinson and Richard B. Whiting: Orange County Superior Court, Case No. 00CC02196 (filed Feb. 15, 2000).


2. Rolfe Glover v. Evan R. Buckley, Kelly W.. Monahan, Keith C. Honig, Joseph R. Tomkinson, Richard B. Whiting, Peter Evans and BNC Mortgage, Delaware Court of Chancery, New Castle County, Civil Action No. 17808NC.


3. Connie Waldron v. Evan Buckley, BNC Mortgage, Inc., BNC Equity Investors, LLC and Does 1 through 50; Orange County Superior Court, Case No. 00CC02654 (filed February 28, 2000).

                                  Schedule 5-1

                                                                       EXHIBIT A

                             FORM OF PROMISSORY NOTE

$______________                                            ______________, 2000
                                                           New York, New York

                  FOR VALUE RECEIVED, BNC MORTGAGE, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY, to the order of PAINE WEBBER REAL ESTATE SECURITIES INC. (the "Lender"), at the principal office of the Lender at 1285 Avenue of the Americas, New York, New York 10019, in lawful money of the United States, and in immediately available funds, the principal sum of _______________ Dollars ($[___________]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

                  The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by the Lender.

                  This Note is the Note referred to in the Master Loan and Security Agreement dated as of March 16, 2000 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between the Borrower and the Lender, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

                  The Borrower agrees to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

                  Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

                  The Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and

(c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

                  Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE) WHOSE LAWS THE BORROWER EXPRESSLY ELECTS TO APPLY TO THIS NOTE. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE SUPREME COURT OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.



                                             BNC MORTGAGE, INC.


                                             By_________________________________
                                               Name:
                                               Title:

                                SCHEDULE OF LOANS

                  This Note evidences Loans made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

DATE      PRINCIPAL AMOUNT     INTEREST      AMOUNT PAID OR      UNPAID PRINCIPAL      NOTATION
MADE          OF LOAN            RATE           PREPAID               AMOUNT           MADE BY
----          -------            ----           -------               ------           -------


                                                                       EXHIBIT B

                          [FORM OF CUSTODIAL AGREEMENT]

                                                                       EXHIBIT C

                     FORM OF OPINION OF COUNSEL TO BORROWER

                                     (date)

Paine Webber Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs and Mesdames:

                  You have requested [our] [my] opinion, as counsel to BNC Mortgage, Inc., a Delaware corporation (the "Borrower"), with respect to certain matters in connection with that certain Master Loan and Security Agreement, dated _______________ (the "Loan and Security Agreement"), by and between the Borrower and Paine Webber Real Estate Securities Inc. (the "Lender"), being executed contemporaneously with a Promissory Note dated March 16, 2000 from the Borrower to the Lender (the "Note"), a Custodial Agreement, dated as of _______________ (the "Custodial Agreement"), by and among the Borrower, Bankers Trust Company (the "Custodian"), and the Lender. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement.

                  [We] [I] have examined the following documents:

                  1.       the Loan and Security Agreement;

                  2.       the Note;

                  3.       Custodial Agreement;

                  4. unfiled copies of the financing statements listed on
Schedule 1 (collectively, the "Financing Statements") naming the Borrower as Debtor and the Lender as Secured Party and describing the Collateral (as defined in the Loan and Security Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on
Schedule 1 (the "Filing Collateral"), which [We] [I] understand will be filed in the filing offices listed on Schedule 1 (the "Filing Offices");

                  5. the reports listed on Schedule 1 as to UCC financing statements (collectively, the "UCC Search Report"); and

                  6. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

                  To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Borrower contained in the Loan and Security Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

                  Based upon the foregoing, it is [our] [my] opinion that:

                  1. The Borrower is a Delaware corporation, duly organized, validly existing and in good standing under the laws of Delaware and is qualified to transact business in, and is in good standing under, the laws of Delaware.

                  2. The Borrower has the power to engage in the transactions contemplated by the Loan and Security Agreement, the Note, and the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Loan and Security Agreement, the Note, and the Custodial Agreement and observe the terms and conditions of such instruments. The Borrower has all requisite power to borrow under the Loan and Security Agreement and to grant a security interest in the Collateral pursuant to the Loan and Security Agreement.

                  3. The execution, delivery and performance by the Borrower of the Loan and Security Agreement, the Note, and the Custodial Agreement, and the borrowings by the Borrower and the pledge of the Collateral under the Loan and Security Agreement have been duly authorized by all necessary corporate action on the part of the Borrower. Each of the Loan and Security Agreement, the Note and the Custodial Agreement have been executed and delivered by the Borrower and are legal, valid and binding agreements, enforceable in accordance with their respective terms against the Borrower, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Lender's security interest in the Collateral.

                  4. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of the Borrower for the execution, delivery or performance by the Borrower of the Loan and Security Agreement, the Note and the Custodial Agreement or for the borrowings by the Borrower under the Loan and Security Agreement or the granting of a security interest to the Lender in the Collateral pursuant to the Loan and Security Agreement.

                  5. The execution, delivery and performance by the Borrower of, and the consummation of the transactions contemplated by, the Loan and Security Agreement, the Note and the Custodial Agreement do not and will not (a) violate any provision of the Borrower's charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Borrower is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Loan and Security Agreement) result in the creation or imposition of any Lien upon any Property of the Borrower pursuant to the terms of any such agreement or instrument.

                  6. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Borrower which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of the Borrower or in any material impairment of the right or ability of the Borrower to carry on its business substantially as now conducted or in any material liability on the part of the Borrower or which would draw into question the validity of the Loan and Security Agreement, the Note, the Custodial Agreement, the Eligible Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of the Borrower to perform under the terms of the Loan and Security Agreement, the Note, the Custodial Agreement or the Eligible Mortgage Loans.

                  7. The Loan and Security Agreement is effective to create, in favor of the Lender, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Borrower in, to and under the Collateral as collateral security for the payment of the Secured Obligations (as defined in the Loan and Security Agreement), except that (a) such security interests will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interests in Collateral in which the Borrower acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Borrower may be limited by Section 552 of the Bankruptcy Code.

                  8. When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of the Borrower, the security interest referred to in paragraph 7 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of the Borrower therein, in the Mortgage Loan evidenced thereby and in the Borrower's interest in the related Mortgaged Property.

                  9. (a) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the filing Collateral, in the jurisdictions and recording offices listed on Schedule 1 attached hereto, the security interests referred to in paragraph 7 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under the filing Collateral.

                  (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Filing Collateral as of the dates and times specified on Schedule 1. The UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Filing Collateral prior to the effective dates of the UCC Search Report.

                  9. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located.

Very truly yours,

                                                                       EXHIBIT D

               FORM OF NOTICE OF REQUEST FOR BORROWING AND PLEDGE

                  Master Loan and Security Agreement, dated as of March 16, 2000 (the "Loan and Security Agreement"), by and between the Borrower and Paine Webber Real Estate Securities Inc. (the "Lender"),

Lender:                               Paine Webber Real Estate Securities Inc.

Borrower:                             BNC Mortgage, Inc.

Requested Funding Date:

Number of Eligible Mortgages

  Loans to be Pledged:

Original UPB:                       $

Current UPB:                        $

UPB:                                $

Number of Other Mortgage
Assets to be Pledged:               _________________________________

UPB:                                $

Requested Wire Amount:              $

Requested Maturity Date:

Applicable Margin for
Eligible Mortgage Loans
(other than Wet-Ink
Mortgage Loans):                    __________ basis points (_____%)

Applicable Margin for
Wet-Ink
Mortgage Loans:                     __________ basis points (_____%)

Wire Instructions:

         [I] hereby certify as an [Officer of BNC Mortgage, Inc.] that the following conditions are true and accurate:

        1. No Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Loan as a result of such Loan.

        2. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date (in the case of the representations and warranties in respect of Eligible Mortgage Loans, solely with respect to Eligible Mortgage Loans being included the Borrowing Base on the Funding Date) as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

        3. The Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions.

         All Capitalized terms used herein shall have the meanings set forth in that certain Master Loan and Security Agreement, dated as of March 16, 2000, between the Borrower and the Lender.

Requested and certified to by:

BNC MORTGAGE, INC.


By:  _____________________________________________________
     Name:
     Title:


ACCEPTED AND AGREED:

PAINE WEBBER REAL ESTATE
SECURITIES INC.


By
      Name:
      Title:

Date:

                                   SCHEDULE OF
                              ASSETS TO BE PLEDGED

                                                                     EXHIBIT E-1

                        FORM OF BORROWER'S RELEASE LETTER

                                     [Date]

Paine Webber Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019

    Re:
         Master Loan and Security Agreement, dated as of March 16, 2000 (the "Loan and Security Agreement"), by and between BNC Mortgage, Inc. (the "Borrower") and Paine Webber Real Estate Securities Inc. (the "Lender")

Ladies and Gentlemen:

                  With respect to the mortgage loans described in the attached Schedule A (the "Eligible Mortgage Loans") (a) we hereby certify to you that the Eligible Mortgage Loans are not subject to a lien of any third party and (b) we hereby release all right, interest or claim of any kind with respect to such Eligible Mortgage Loans, such release to be effective automatically without further action by any party upon payment from Paine Webber Real Estate Securities Inc., of the amount of the Loan contemplated under the Loan and Security Agreement (calculated in accordance with the terms thereof) in accordance with the wiring instructions set forth below.

Wiring Instructions:

_________________________

_________________________

_________________________

                                     Very truly yours,


                                     BNC MORTGAGE, INC.



                                     By: ______________________________________
                                         Name:
                                         Title:


                                     E-1-1

                                                                     EXHIBIT E-2

                    FORM OF WAREHOUSE LENDER'S RELEASE LETTER

                                     (Date)

Paine Webber Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019

    Re:
         Certain Eligible Mortgage Loans Identified on Schedule A hereto and owned by BNC Mortgage, Inc.

                  The undersigned hereby releases all right, interest, lien or claim of any kind with respect to the mortgage loan(s) described in the attached Schedule A, such release to be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds of $__________________, in accordance with the following wire instructions:


                                     ________________________


                                     ________________________


                                     Very truly yours,


                                     [WAREHOUSE LENDER]


                                     By: _______________________________________

                                     Name: _____________________________________

                                     Title: ____________________________________


                                     E-2-1

                                                                     EXHIBIT E-3

                  FORM OF RE-WAREHOUSE LENDER'S RELEASE LETTER

                                     (Date)

Paine Webber Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019

    Re:
         Certain Eligible Mortgage Loans Identified on Schedule A hereto and owned by [____________]

                  The undersigned hereby releases all right, interest, lien or claim of any kind with respect to the mortgage loan(s) described in the attached Schedule A, such release to be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds of $__________________, in accordance with the following wire instructions:


                                     ________________________


                                     ________________________


                                     Very truly yours,


                                     [RE-WAREHOUSE LENDER]


                                     By: _______________________________________

                                     Name: _____________________________________

                                     Title: ____________________________________


                                     E-3-1

                                                                       EXHIBIT F

                                   [RESERVED]

                                                                       EXHIBIT G

                        FORM OF BLOCKED ACCOUNT AGREEMENT



                                                                  March 16, 2000

Mellon Bank, N.A.
One Mellon Bank Center
Pittsburg, PA 15259-0001
Attn: Vivian Brant



Option One Mortgage Corporation
3 Ada
Irvine, CA 92618
Attn:  Rodney A. Smith


          Re: Collection Account Established by Option One Mortgage Corporation ("Servicer") at Mellon Bank, N.A. (the "Bank") in accordance with the instructions of BNC Mortgage, Inc. (the "Borrower") pursuant to that Certain Servicing Agreement (as amended, supplemented or otherwise modified from time to time, the "Servicing Agreement"), dated October 10 1995, between the Servicer and Borrower

         BNC Mortgage, Inc. ("BNC") hereby notifies the Bank that we have collaterally assigned ownership and exclusive control of and all right, title and interest in and to our demand deposit account number ___________________, entitled "Option One Mortgage Corporation in trust for BNC Mortgage Corporation", ABA# 043-000-261 maintained with the Bank (the "Collection Account"), and all funds from time to time credited to such account, to Paine Webber Real Estate Securities, Inc., 1285 Avenue of the Americas, New York, New York 10019, att: George Mangiaracina (the "Lender"), and agree with the Bank and the Servicer as follows:

         Pursuant to the Servicer Notice dated as of March 16, 1999, the Servicer will upon notice from Paine Webber Real Estate Securities Inc. (the "Lender"), from time to time, deposit funds received into the Collection Account with respect to Mortgage Loans serviced pursuant to the Servicing Agreement. The Lender has established a secured loan arrangement with BNC. By BNC's execution of this letter, BNC acknowledges that BNC has granted a security interest in all of its right, title and interest in and to the Collection Account and any funds from time to time on deposit therein, that such funds are received by the Servicer in trust for the benefit of Lender and, except as provided below, are for application against BNC's liabilities to Lender.

         The Collection Account shall be under the exclusive dominion and control of the Lender. Neither BNC nor any other Person claiming on behalf of or through BNC shall have any right or authority, whether express or implied, to close or make use of, or withdraw any funds from, the Collection Account, except as expressly provided herein. Although the Servicer has the right to withdraw money from the account, they shall only do so at the instruction of the Lender and in accordance with the terms of this letter.

         The Lender shall be irrevocably entitled (until the Lender shall notify the Servicer to the contrary) to exercise any and all rights (without notice to BNC or further consent by BNC) in respect of or in connection with the Collection Account including, without limitation, the right to prevent BNC from withdrawing funds from the Collection Account, to specify when transfers of funds are to be made out of or in connection with the Collection Account and to make withdrawals of funds therefrom. If the Lender shall at any time instruct the Servicer to make transfers of funds from the Collection Account directly to the Lender, such transfers shall be made to such account as the Lender shall specify.

         At the request of the Lender, the Servicer shall provide to the Lender a report of all amounts credited to the Collection Account not later than the close of business on the next such business day.

         All fees, expenses and other charges arising out of or in connection with the Collection Account shall remain BNC's obligation; provided that the Lender shall be notified by the Servicer of any default in our payment of such obligation and the Lender shall be entitled to cure any such default within a reasonable period of time after its receipt of such notice.

         In the event that any provision of any instrument, certificate or other document delivered in connection with the Collection Account shall be inconsistent with any provision of this letter agreement, the provisions of this letter agreement shall govern.

         Each of the Bank and the Servicer hereby waive any right that they may now or hereafter have to security interests, bank's or other possessory liens, rights to offset or other claims against the funds in the Collection Account except as specifically set forth herein. The Bank and the Servicer agree to hold the funds in the Collection Account as the bailee and custodian for the benefit of the Lender, to indicate on their records the assignment of the funds in the Collection Account in favor of the Lender and to provide the Lender, at the request of the Lender, with information concerning the amounts on deposit in the Collection Account. Each of the Bank and the Servicer agree not to pay to BNC all or any part of the funds in the Collection Account or any income, distributions, profits or proceeds of the funds in the Collection Account without the prior written consent of the Lender.

         Notwithstanding anything contained herein to the contrary, the Bank agrees and the Lender agrees that the Bank shall be entitled to be reimbursed from funds in the Collection Account for the Bank's fees related to its services in connection with the Collection Account and for amounts in respect of returned and otherwise uncollected items previously credited to the Collection Account.

         By the Bank's execution of this letter, it agrees and acknowledges that this letter constitutes notice pursuant to Section 9302 of the California Commercial Code of the Lender's security interest in the Collection Account and such notice is intended to satisfy the requirements of such section. The Bank further acknowledges that (a) it has not received notice from any other party (each a "Third Party") of a Third Party's interest in the Collection Account and
(b) it shall deliver prompt written notice to the Lender of its receipt of any notice from any Third Party of such Third Party's interest in the Collection Account.

         By the Servicer's execution of this letter, it agrees: (a) that all funds from time to time hereafter in the Collection Account are the property of the Borrower held in trust for the benefit of the Lender and that unless and until 2 Business Days after the Lender sends notice by facsimile that an event of default has occurred and is continuing under the Lender's secured lending arrangement with the Borrower (a "Notice of Event of Default"), the Servicer shall transfer funds from the Collection Account in accordance with the instructions of the Borrower; (b) that Servicer will not exercise any right of set-off, banker's lien or any similar right in connection with such funds provided, that in the event any check is returned to the Servicer because of insufficient funds (or is otherwise unpaid) or to the extent that such rights would directly relate to the Servicer's rights under the terms of the Servicing Agreement and to the extent such rights relate to the Mortgage Loans, the Servicer shall be entitled to set off such amounts; (c) that until the Servicer receives written notification from the Lender to the contrary, the Servicer will not withdraw (other than as expressly set forth in the Servicing Agreement or herein) or permit any person or entity to withdraw or transfer funds from the Collection Account; and (d) that if the Servicer receives a Notice of Event of Default from the Lender, the Servicer shall not withdraw or permit the Borrower to withdraw or transfer funds from the Collection Account and shall cause or permit withdrawals from the Collection Account only in the manner as the Lender may instruct.

         By its acknowledgment and acceptance of this letter agreement, the Lender hereby instructs the Bank, until such instruction is rescinded by the Lender or superseded by a different instruction from the Lender, that BNC shall have the right to withdraw collected amounts then standing to the credit of the Collection Account from time to time.

         All bank statements in respect to the Collection Account shall be sent to the Borrower with copies to:

         Paine Webber Real Estate Securities Inc.
         1285 Avenue of the Americas
         New York, New York 10019

         All notices to the Servicer should be sent to:

         Option One Mortgage Corporation
         3 Ada
         Irvine, CA 92618
         Facsimile No:

         Kindly acknowledge your agreement with the terms of this agreement by signing the enclosed copy of this letter and returning it to the undersigned.


                                      Very truly yours,


                                      BNC MORTGAGE, INC.



                                      By: ______________________________________
                                          Name:
                                          Title:


Agreed and acknowledged:


OPTION ONE MORTGAGE CORPORATION
     as Servicer



By: ______________________________________
    Name:
    Title:


Agreed and acknowledged:


MELLON BANK, N.A.
     as Bank



By: ______________________________________
    Name:
    Title:

                                                                       EXHIBIT H

                             FORM OF SERVICER NOTICE


March 16, 2000



Option One Mortgage Corporation
3 Ada
Irvine, CA 92618
Attn:  Rodney A. Smith

          Re: Master Loan and Security Agreement, dated as of March 16, 2000 (the "Loan and Security Agreement"), by and between BNC Mortgage, Inc. (the "Borrower") and Paine Webber Real Estate Securities Inc. (the "Lender")

Ladies and Gentlemen:

         Option One Mortgage Corporation (the "Servicer") is servicing certain mortgage loans for the Borrower pursuant to certain Servicing Agreements between the Servicer and the Borrower. Pursuant to the Loan Agreement between the Lender and the Borrower, the Servicer is hereby notified that the Borrower has pledged to the Lender certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of the Lender.

         Within 2 business days of the Lender's sending notice to the Servicer in which the Lender shall identify the mortgage loans which are then pledged to Lender under the Loan Agreement (the "Eligible Mortgage Loans"), the Servicer shall segregate all amounts collected on account of such Eligible Mortgage Loans, hold them in trust for the sole and exclusive benefit of the Lender, and remit such collections on a daily basis to the demand deposit account number ___________________, entitled "Option One Mortgage Corporation in trust for BNC Mortgage Corporation", ABA# 043-000-261 maintained with Mellon Bank, N.A. (the "Blocked Collection Account") and subject to the Blocked Account Agreement, dated as of March 16, 2000, among the Lender, the Borrower, the Servicer and Mellon Bank, N.A. Following such notice, Servicer shall follow the instructions of Lender with respect to the Eligible Mortgage Loans, and shall deliver to Lender any information with respect to the Eligible Mortgage Loans reasonably requested by Lender.

         Notwithstanding any contrary information which may be delivered to the Servicer by the Borrower, the Servicer may conclusively rely on any information or notice delivered by the Lender, and the Borrower, shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice.

         Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to the Lender promptly upon receipt. Any notices to the Servicer pursuant to this Servicer notice shall be delivered to Servicer at the notice address set forth below under the Servicer's acknowledgment. Any notices to the Lender should be delivered to the following address:

         Paine Webber Real Estate Securities Inc.
         1285 Avenue of the Americas
         New York, New York 10019


                                          Very truly yours,


                                          BNC MORTGAGE, INC.



                                          By: __________________________________
                                              Name:
                                              Title:



ACKNOWLEDGED AND AGREED:


OPTION ONE MORTGAGE CORPORATION, as Servicer



By:  __________________________________
     Name:
     Title:
     Option One Mortgage Corporation
     3 Ada
     Irvine, CA 92618
     Telephone:
     Facsimile:

                                                                       EXHIBIT I

                              FORM OF MORTGAGE NOTE

                                                                       EXHIBIT J

                             UNDERWRITING GUIDELINES

                                                                       EXHIBIT K

                             APPROVED ESCROW AGENTS

                                                                       EXHIBIT L

                        FORM OF ESCROW INSTRUCTION LETTER




                                      L-1